Exhibit 99.1
National Financial Partners Announces First Quarter 2010 Results

Revenue Grew 3.8%, Organic Revenue Grew 4.9% and Adjusted EBITDA Grew 14.0%
in the First Quarter 2010 Compared with Prior Year Period

Financial Highlights(1)	1Q 2010	1Q 2009	% Change
(Dollars in millions, except per share data)

Revenue	$225.3	$217.0	3.8%
Net income (loss)	7.0	(515.8)	NM
Net income (loss) per diluted share	0.16	(12.59)	NM
Cash earnings	22.0	18.1	21.5%
Cash earnings per diluted share	$0.50	$0.44	13.6%
Adjusted EBITDA	$27.6	$24.2	14.0%
Adjusted EBITDA margin	12.3%	11.2%
Cash flow from operations	$4.9	$(1.6)	NM

(1) This summary includes financial measures not calculated based on generally accepted accounting principles.
NM indicates metric not meaningful.

NEW YORK, NY – May 10, 2010 – National Financial Partners Corp. (NYSE: NFP), a provider of benefits, insurance and investment services, today reported financial results for the first quarter ended March 31, 2010.

Commenting on today’s announcement, Jessica M. Bibliowicz, chairman, president and chief executive officer, said, “We began 2010 from a position of strength, with financial flexibility and an exceptional team in place.  In the first quarter of 2010, organic revenue increased 4.9%, Adjusted EBITDA increased 14.0% and margins improved compared with the first quarter last year.”

First Quarter Results - Consolidated
NFP reported first quarter of 2010 net income of $7.0 million, or net income of $0.16 per diluted share, compared with a net loss of $515.8 million, or net loss of $12.59 per diluted share in the same period last year.  Net income in the first quarter of 2009 included the effects of a $607.3 million impairment associated with the stressed macroeconomic environment.

First quarter of 2010 cash earnings was $22.0 million, or $0.50 per diluted share, compared with $18.1 million, or $0.44 per diluted share, in the first quarter of 2009.  This improvement was driven largely by revenue increases and margin improvement.  Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.  A reconciliation of net income to cash earnings is provided in the attached tables.

Revenue was $225.3 million in the first quarter of 2010, an increase of $8.3 million, or 3.8%, compared with $217.0 million in the first quarter of 2009. Components of the revenue increase included higher revenue from the benefits and investment services businesses somewhat offset by lower revenue from life insurance.  Organic revenue grew 4.9% in the first quarter of 2010 compared with the prior year period.

Total operating expenses were $209.7 million compared with $813.8 million in the prior year period.  The first quarter of 2009 included the effects of a $607.3 million impairment associated with the stressed macroeconomic environment.  Excluding impairments, operating expenses overall were flat.

Adjusted EBITDA in the first quarter of 2010 was $27.6 million with an Adjusted EBITDA margin of 12.3% compared with Adjusted EBITDA of $24.2 million with an Adjusted EBITDA margin of 11.2% in the prior year period.  Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of subsidiaries, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by revenue.  A reconciliation of net income to Adjusted EBITDA is provided in the attached tables.

Cash flow from operations for the first quarter of 2010 increased to $4.9 million compared with a cash usage from operations of $1.6 million in the first quarter of 2009.

As of March 31, 2010, the outstanding balance on the credit facility was $35.0 million, a reduction of $5.0 million from the balance as of December 31, 2009.  As of May 10, 2010, the outstanding balance on the credit facility was $20.0 million, a further reduction of $15.0 million compared with the balance as of March 31, 2010.

In the first quarter of 2010, the Company sold six businesses and recognized a $2.2 million net gain in the first quarter of 2010.

First Quarter Results - Segments
Effective January 1, 2010, NFP reports results in three segments that provide unique products and services to corporate and high net worth individual clients: the Corporate Client Group, the Individual Client Group and the Advisor Services Group.

Corporate Client Group (CCG)
The CCG is one of the leading corporate benefits advisors in the middle market, offering clients independent solutions for health and welfare insurance, retirement planning, executive benefits, and property and casualty insurance.  The CCG serves corporate clients by providing advisory and brokerage services related to planning and administration, which take into account the clients’ overall business profile and needs.

The CCG accounted for 42.3% of NFP’s revenue for the first quarter of 2010 and 42.6% in the first quarter of 2009.  CCG revenue was $95.2 million in the first quarter of 2010 compared with $92.5 million in the prior year period, an increase of $2.7 million or 2.9%.  CCG organic revenue growth was 5.7%.  CCG Adjusted EBITDA increased $0.7 million or 3.7% to $19.5 million in the first quarter of 2010 compared with $18.8 million in the prior year period.  Adjusted EBITDA margin was virtually unchanged in the first quarter of 2010 at 20.4% compared with 20.3% in the prior year period.  Results in the CCG were largely driven by new business and new products sales, strength in certain specialty benefits businesses, along with medical inflation, offset by headcount reductions and cost containment in the marketplace.

Individual Client Group (ICG)
The ICG is a leader in the delivery of independent life insurance and wealth transfer solutions for high net worth individuals.  In evaluating their clients’ near and long-term financial goals, the ICG’s advisors provide wealth accumulation, preservation and transfer solutions, including estate and business planning and financial advisory services.

The ICG accounted for 34.9% of NFP’s revenue for the first quarter of 2010 and 39.2% in the first quarter of 2009.  ICG revenue was $78.7 million in the first quarter of 2010 compared with $85.1 million in the prior year period.  ICG organic revenue growth was 1.6%.  ICG Adjusted EBITDA was $6.1 million with an Adjusted EBITDA margin of 7.8% in the first quarter of 2010 compared with $6.3 million with an Adjusted EBITDA margin of 7.4% in the prior year period.  Results in the ICG were driven by 2009 dispositions of retail life businesses, along with a continuation of an economically challenging environment facing the retail life businesses in the first quarter of 2010.  These drivers were somewhat offset by strength in the financial markets which positively impacted the ICG’s investment advisory businesses.

Advisor Services Group (ASG)
The ASG serves independent financial advisors whose clients are high net worth individuals and companies by offering broker-dealer and asset management products and services.   The ASG attracts financial advisors seeking to provide clients with sophisticated resources and an open choice of products.

The ASG accounted for 22.8% of NFP’s revenue for the first quarter of 2010 and 18.2% for the first quarter of 2009.  ASG revenue was $51.4 million in the first quarter of 2010 compared with $39.4 million in the prior year period, an increase of $12.0 million or 30.5%.  ASG organic revenue growth was 8.5%.  ASG Adjusted EBITDA was $2.0 million with an Adjusted EBITDA margin of 4.0% in the first quarter of 2010 compared with Adjusted EBITDA of ($0.8 million) in the prior year period.  Results in the ASG were driven by general improvements in the financial markets and increased investor confidence.

As of March 31, 2010, assets under management at NFP’s broker-dealer, including amounts managed under the investment advisory business line of the ICG, were $8.5 billion.

The Company refers to organic revenue growth in order to establish a comparable measurement (that will be associated with the revenue sources) that will continue in future periods. The Company excludes the first twelve months of revenue generated from new acquisitions and the revenue derived from businesses fully disposed of in each period presented.  With respect to sub-acquisitions, the Company establishes an internal revenue generation expectation (the “acquired revenue”) of a new sub-acquisition.  During the first twelve months immediately following the sub-acquisition, the Company reduces the acquired revenue amount from the actual revenue generated by the sub-acquisition and includes the revenue growth above or below acquired revenue within the organic growth percentage.  With respect to situations where a significant portion of a business' assets have been disposed, the Company reduces the prior year’s comparable revenue proportionally to the percentage of assets that have been disposed to facilitate an equitable organic growth comparison.

Earnings Conference Call & Presentation
The Company will conduct its first quarter 2010 earnings conference call and audio webcast on May 11, 2010, from 8:00 to 9:00 a.m. (ET).  The conference call will be available live via telephone and the Internet.  To access the call, dial (617) 786-4501 (when prompted, callers should provide the access code “NFP”).  The conference call and webcast will be accompanied by a presentation.  The presentation will be available for electronic download on the Company’s Web site approximately one hour before the conference call and webcast is scheduled to begin.  The presentation may also be viewed automatically upon connecting to the webcast.  To listen to the conference call over the Internet, visit www.nfp.com/ir.  The conference call will be available for replay via telephone and Internet for a period of 90 days.  To listen to a replay of the conference call via telephone, dial (888) 286-8010.  The access code for the replay is 36469560.  To access the replay of the conference call over the Internet, visit the above-mentioned Web site.

Reconciliation of Non-GAAP Measures
The Company analyzes its performance using historical and forward-looking non-GAAP measures called cash earnings and cash earnings per diluted share, Adjusted EBITDA and percentages or calculations using these measures.  The Company believes these non-GAAP measures provide additional meaningful methods of evaluating certain aspects of the Company’s operating performance from period to period on a basis that may not be otherwise apparent under GAAP.  Cash earnings is defined as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.    Cash earnings per diluted share is calculated by dividing cash earnings by the number of weighted average diluted shares outstanding for the period indicated.  Cash earnings and cash earnings per diluted share should not be viewed as substitutes for net income and net income per diluted share, respectively.  Adjusted EBITDA is defined as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of subsidiaries, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.  Adjusted EBITDA should not be viewed as a substitute for net income.  A reconciliation of these non-GAAP measures to their GAAP counterparts is provided in the attached tables and the Company’s quarterly financial supplement for the period ended March 31, 2010, which is available on the Investor Relations section of the Company’s Web site at www.nfp.com.

About National Financial Partners Corp.
NFP is a leading independent financial services distribution company.  NFP offers high net worth individuals and companies throughout the United States and in Canada comprehensive solutions across corporate and executive benefits, life insurance and wealth transfer, and investment advisory products and services.  NFP and its subsidiaries, including NFP Securities, Inc., provide clients with access to objective advice and a choice of insurance and financial products and services. For more information please visit www.nfp.com.

Forward-Looking Statements
This release contains certain statements relating to future results, which are forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words "anticipate," "expect," "intend," "plan," "believe," "estimate," "may," "project," "will," "continue" and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, impairments, losses, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and NFP's operations or strategy. These forward-looking statements are based on management's current views with respect to future results, and are subject to risks and uncertainties. Factors that could cause actual results to differ materially from those contemplated by a forward-looking statement include:  (1) NFP’s ability, through its operating structure, to respond quickly to regulatory, operational or financial situations impacting its businesses; (2) the ability of the Company’s businesses to perform successfully following acquisition, including through cross-selling initiatives, and the Company’s ability to manage its business effectively and profitably through its reportable segments and the principals of its businesses; (3) any losses that NFP may take with respect to dispositions, restructures or otherwise; (4) economic environment that results in fewer sales of financial products or services; (5) the occurrence of events or circumstances that could be indicators of impairment to goodwill and intangible assets which require the Company to test for impairment, and the impact of any impairments that the Company may take; (6) the impact of the adoption, modification or change in interpretation of certain accounting treatments or policies and changes in underlying assumptions relating to such treatments or policies, which may lead to adverse financial statement results; (7) NFP’s success in acquiring and retaining high-quality independent financial services businesses; (8) the financial impact of NFP’s incentive plans; (9) changes that adversely affect NFP’s ability to manage its indebtedness or capital structure, including changes in interest rates, credit market conditions and general economic factors; (10) securities and capital markets behavior, including fluctuations in the price of NFP’s common stock, continuing volatility in the U.S. financial markets, or the dilutive impact of any capital-raising efforts to finance operations or business strategy; (11) the continued availability of borrowings and letters of credit under NFP’s credit facility; (12) adverse results, market uncertainty in the financial services industry, or other consequences from litigation, arbitration, regulatory investigations or compliance initiatives, including those related to business practices, compensation agreements with insurance companies, policy rescissions or chargebacks, regulatory investigations or activities within the life settlements industry; (13) adverse developments in the markets in which the Company operates, resulting in fewer sales of financial products and services, including those related to compensation agreements with insurance companies and activities within the life settlements industry; (14) the impact of legislation or regulations in jurisdictions in which NFP’s subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers and the uncertain impact of proposals for legislation regulating the financial services industry; (15) uncertainty regarding the impact of newly-adopted healthcare legislation or resulting changes in business practices of NFP’s subsidiaries that operate in the benefits market; (16) changes in laws, including the elimination or modification of the federal estate tax, changes in the tax treatment of life insurance products, or changes in regulations affecting the value or use of benefits programs, which may adversely affect the demand for or profitability of the Company’s services; (17) developments in the availability, pricing, design or underwriting of insurance products, revisions in mortality tables by life expectancy underwriters or changes in the Company’s relationships with insurance companies; (18) changes in premiums and commission rates or the rates of other fees paid to the Company’s businesses, including life settlements and registered investment advisory fees; (19) the reduction of the Company’s revenue and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements and the adoption of internal initiatives to enhance compensation transparency, including the transparency of fees paid for life settlements transactions; (20) the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California; (21) the loss of services of key members of senior management; and (22) the Company’s ability to effect smooth succession planning.

Additional factors are set forth in NFP’s filings with the Securities and Exchange Commission (the “SEC”), including its Annual Report on Form 10-K for the year ended December 31, 2009, filed with the SEC on February 12, 2010 and its Quarterly Report on Form 10-Q for the period ended March 31, 2010, filed with the SEC on May 10, 2010.

Forward-looking statements speak only as of the date on which they are made. NFP expressly disclaims any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

Source: National Financial Partners Corp.

Contacts:
Investor Relations:	Media Relations:
Abbe F. Goldstein, CFA	Barbara Willis
National Financial Partners	National Financial Partners
ir@nfp.com	communications@nfp.com
212-301-4011	212-301-1039

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(Unaudited-in thousands, except per share data)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Commissions and fees	$225,273	$216,981

Operating expenses:
Commissions and fees	68,306	62,401
Compensation expense	65,268	68,643
Non-compensation expense	40,449	39,181
Management fees	23,650	22,507
Amortization of intangibles	8,338	9,594
Depreciation	3,006	3,539
Impairment of goodwill and intangible assets	2,901	607,337
(Gain) loss on sale of subsidiaries	(2,231)	617
Total operating expenses	209,687	813,819
Income (loss) from operations	15,586	(596,838)

Non-operating income and expenses
Interest income	888	724
Interest expense	(4,579)	(5,331)
Other, net	658	1,116
Non-operating income and expenses, net	(3,033)	(3,491)

Income (loss) before income taxes	12,553	(600,329)

Income tax expense (benefit)	5,563	(84,530)
Net income (loss)	$6,990	$(515,799)

Earnings (loss) per share:
Basic	$0.17	$(12.59)
Diluted	$0.16	$(12.59)

Weighted average shares outstanding:
Basic	42,247	40,954
Diluted	43,702	40,954

RECONCILIATION OF NET INCOME (LOSS) TO ADJUSTED EBITDA
(Unaudited-in thousands)
	Three Months Ended
	March 31,
	2010	2009
GAAP net income (loss)	$6,990	$(515,799)
Income tax expense (benefit)	5,563	(84,530)
Interest income	(888)	(724)
Interest expense	4,579	5,331
Other, net	(658)	(1,116)
Income (loss) from operations	$15,586	$(596,838)
Amortization of intangibles	8,338	9,594
Depreciation	3,006	3,539
Impairment of goodwill and intangible assets	2,901	607,337
(Gain) loss on sale of subsidiaries	(2,231)	617
Adjusted EBITDA (1)	$27,600	$24,249

RECONCILIATION OF NET INCOME (LOSS) TO CASH EARNINGS
(Unaudited-in thousands, except per share data)
	Three Months Ended
	March 31,
	2010	2009
GAAP net income (loss)	$6,990	$(515,799)
Amortization of intangibles	8,338	9,594
Depreciation	3,006	3,539
Impairment of goodwill and intangible assets	2,901	607,337
Tax benefit of impairment of goodwill and intangible assets	(1,118)	(88,146)
Non-cash interest, net of tax	1,866	1,557
Cash earnings (2)	$21,983	$18,082

GAAP net income (loss) per share - diluted	$0.16	$(12.59)
Amortization of intangibles	0.19	0.23
Depreciation	0.07	0.09
Impairment of goodwill and intangible assets	0.07	14.73
Tax benefit of impairment of goodwill and intangible assets	(0.03)	(2.14)
Non-cash interest, net of tax	0.04	0.04
Impact of diluted shares on cash earnings not reflected in GAAP net loss per share - diluted (3)	—	0.08
Cash earnings per share - diluted (4)	$0.50	$0.44

(1)
Adjusted EBITDA is a non-GAAP measure, which the Company defines as net income excluding income tax expense, interest income, interest expense, other, net, amortization of intangibles, depreciation, impairment of goodwill and intangible assets, (gain) loss on sale of subsidiaries, and any change in estimated contingent consideration amounts recorded in accordance with purchase accounting that have been subsequently adjusted and recorded in the consolidated statement of operations.

(2)
Cash earnings is a non-GAAP measure, which the Company defines as net income excluding amortization of intangibles, depreciation, the after-tax impact of the impairment of goodwill and intangible assets and the after-tax impact of non-cash interest expense.

(3)
For periods where the Company generated a GAAP net loss, weighted average common shares outstanding – diluted was used to calculate cash earnings per share - diluted only. To calculate GAAP net loss per share, weighted average common shares outstanding - diluted is the same as weighted average common shares outstanding - basic due to the antidilutive effects of other items caused by a GAAP net loss position.

(4)	The sum of the per-share components of cash earnings per share - diluted may not agree to cash earnings per share - diluted, due to rounding.

CORPORATE CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Commissions and fees	$95,247	$92,512

Operating expenses:
Commissions and fees	7,963	8,842
Compensation expense	33,096	33,954
Non-compensation expense	19,596	18,369
Management fees	15,126	12,572
Amortization of intangibles	5,348	5,906
Depreciation	1,559	1,806
Impairment of goodwill and intangible assets	1,931	354,298
(Gain) loss on sale of subsidiaries	(1,321)	580
Total operating expenses	83,298	436,327
Income (loss) from operations	$11,949	$(343,815)

CORPORATE CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA(1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2010	2009
Income (loss) from operations	$11,949	$(343,815)
Amortization of intangibles	5,348	5,906
Depreciation	1,559	1,806
Impairment of goodwill and intangible assets	1,931	354,298
(Gain) loss on sale of subsidiaries	(1,321)	580
Adjusted EBITDA	$19,466	$18,775

 (1)

The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

INDIVIDUAL CLIENT GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)
	Three Months Ended
	March 31,
	2010	2009
Revenue:
Commissions and fees	$78,694	$85,071

Operating expenses:
Commissions and fees	18,372	19,439
Compensation expense	28,242	30,337
Non-compensation expense	17,455	19,045
Management fees	8,524	9,935
Amortization of intangibles	2,990	3,688
Depreciation	1,125	1,470
Impairment of goodwill and intangible assets	970	253,039
(Gain) loss on sale of subsidiaries	(910)	37
Total operating expenses	76,768	336,990
Income (loss) from operations	$1,926	$(251,919)

INDIVIDUAL CLIENT GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA(1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2010	2009
Income (loss) from operations	$1,926	$(251,919)
Amortization of intangibles	2,990	3,688
Depreciation	1,125	1,470
Impairment of goodwill and intangible assets	970	253,039
(Gain) loss on sale of subsidiaries	(910)	37
Adjusted EBITDA	$6,101	$6,315

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

ADVISOR SERVICES GROUP
CONDENSED STATEMENTS OF OPERATIONS
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2010	2009
Revenue:
Commissions and fees	$51,332	$39,398

Operating expenses:
Commissions and fees	41,971	34,120
Compensation expense	3,930	4,352
Non-compensation expense	3,398	1,767
Depreciation	322	263
Total operating expenses	49,621	40,502
Income (loss) from operations	$1,711	$(1,104)

ADVISOR SERVICES GROUP
RECONCILIATION OF INCOME (LOSS) FROM OPERATIONS TO ADJUSTED EBITDA(1)
(Unaudited-in thousands)

	Three Months Ended
	March 31,
	2010	2009
Income (loss) from operations	$1,711	$(1,104)
Depreciation	322	263
Adjusted EBITDA	$2,033	$(841)

(1)
The reconciliation of Adjusted EBITDA per reportable segment does not include the following items, which are not allocated to any of the Company’s reportable segments: income tax expense, interest income, interest expense, and other, net.  These items are included in the reconciliation of Adjusted EBITDA to net income on a consolidated basis.

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION
(Unaudited-in thousands)

	March 31,	December 31,
	2010	2009
ASSETS
Current assets:
Cash and cash equivalents	$50,961	$55,994
Fiduciary funds - restricted related to premium trust accounts	74,221	75,931
Commissions, fees and premiums receivable, net	100,255	129,833
Due from principals and/or certain entities they own	14,125	14,075
Notes receivable, net	7,412	9,731
Deferred tax assets	14,008	14,779
Other current assets	15,412	14,435
Total current assets	276,394	314,778
Property and equipment, net	37,182	37,291
Deferred tax assets	106,311	106,495
Intangibles, net	365,576	379,513
Goodwill, net	66,122	63,887
Notes receivable, net	30,261	28,714
Other non-current assets	40,768	39,744
Total assets	$922,614	$970,422

LIABILITIES
Current liabilities:
Premiums payable to insurance carriers	$75,614	$77,941
Borrowings	35,000	40,000
Income taxes payable	525	6,325
Deferred tax liabilities	494	496
Due to principals and/or certain entities they own	10,463	34,106
Accounts payable	17,488	24,337
Accrued liabilities	54,208	73,105
Total current liabilities	193,792	256,310
Deferred tax liabilities	104,453	105,055
Convertible senior notes	207,455	204,548
Other non-current liabilities	67,966	64,472
Total liabilities	573,666	630,385

STOCKHOLDERS' EQUITY
Preferred stock at par value	—	—
Common stock at par value	4,477	4,414
Additional paid-in capital	879,300	876,563
Accumulated deficit	(432,397)	(438,109)
Treasury stock	(102,572)	(102,930)
Accumulated other comprehensive income	140	99
Total stockholders' equity	348,948	340,037
Total liabilities and stockholders' equity	$922,614	$970,422

CONSOLIDATED STATEMENTS OF CASH FLOWS
(Unaudited-in thousands)

	Three Months Ended March 31,
	2010	2009
Cash flow from operating activities
Net income (loss)	$6,990	$(515,799)

Adjustments to reconcile to net cash provided by (used in) operating activities:
Deferred taxes	351	(88,048)
Stock-based compensation	2,951	2,488
Impairment of goodwill and intangible assets	2,901	607,337
Amortization of intangibles	8,338	9,594
Depreciation	3,006	3,539
Accretion of senior convertible notes discount	2,907	2,725
(Gain) loss on sale of subsidiaries	(2,231)	617
Loss on sublease	1,766	—
Bad debt expense	24	126
Other, net	(402)	—

(Increase) decrease in operating assets:
Fiduciary funds - restricted related to premium trust accounts	1,710	3,788
Commissions, fees and premiums receivable, net	29,632	31,637
Due from principals and/or certain entities they own	(60)	1,307
Notes receivable, net - current	2,319	(1,251)
Other current assets	(1,003)	1,289
Notes receivable, net - non-current	(2,547)	(7,081)
Other non-current assets	(1,024)	(355)

Increase (decrease) in operating liabilities:
Premiums payable to insurance carriers	(2,327)	(1,037)
Income taxes payable	(5,800)	1,220
Due to principals and/or certain entities they own	(24,381)	(29,216)
Accounts payable	(6,284)	(4,639)
Accrued liabilities	(14,112)	(16,307)
Other non-current liabilities	2,179	(3,500)
Total adjustments	(2,087)	514,233
Net cash provided by (used in) operating activities	4,903	(1,566)

Cash flow from investing activities:
Proceeds from disposal of subsidiaries	5,031	2,100
Purchases of property and equipment, net	(2,933)	(1,604)
Payments for acquired firms, net of cash, and contingent consideration	(6,804)	(2,257)
Net cash used in investing activities	(4,706)	(1,761)

Cash flow from financing activities:
Repayments of borrowings	(5,000)	—
Proceeds from borrowings	—	—
Proceeds from stock-based awards, including tax benefit	1,694	(2,777)
Shares cancelled to pay withholding taxes	(1,858)	(147)
Payments for treasury stock repurchase	—	—
Dividends paid	(66)	(51)
Net cash used in financing activities	(5,230)	(2,975)
Net decrease in cash and cash equivalents	(5,033)	(6,302)
Cash and cash equivalents, beginning of period	55,994	48,621
Cash and cash equivalents, end of the period	$50,961	$42,319

Supplemental disclosures of cash flow information
Cash paid for income taxes	$11,436	$3,372
Cash paid for interest	$1,384	$2,385